EXHIBIT 99.1

Investview’s Board of Directors Announces Leadership Changes

Eatontown, New Jersey. August 11th, 2020 – Investview, Inc. (OTCQB: INVU) Investview, Inc. (OTCQB: INVU) Board of Directors today announced the following management changes. Ryan Smith and Jeremy Roma have been removed as the senior officers of APEX Tek and SAFETek respectively.

The Board of Directors believes it is in the best interest of the company to make the following management changes. Investview’s senior management Joseph Cammarata, CEO, Annette Raynor, COO, and Mario Romano, Director of Finance will be overseeing the operations of both subsidiary companies. These changes are effective immediately.

“While our core business continues to grow and outperform last year, we will continue our thorough analysis of operations, productivity, and performance, and take clear actions to address underperforming areas of the company. Our focus is on increased output, reduced overhead and increases to the bottom line. We will not waiver in our journey towards profitability,”
said Joseph Cammarata, Investview CEO.

About Investview, Inc.

Investview, Inc. is a diversified financial technology organization that operates through its subsidiaries, to provide financial products and services to individuals, accredited investors and select financial institutions. For more information on Investview and all of its wholly-owned subsidiaries, please visit: www.investview.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements.” When the words “believes,” “expects,” “plans,” “projects,” “estimates,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events, except as required by federal securities law.

Investview Public Relations
Contact: Mario Romano
Phone Number: 732.889.4308
Email: pr@investview.com